  Exhibit (10)-rr

LETTER WAIVER

To:     Bausch & Lomb B.V. (the Company)
    Koolhovenlaan 110
    1119 NH Schiphol-Rijk
    The Netherlands

Fax:    +31 20 6554 651
Attn:    Financial Controller

and:    Bausch & Lomb Incorporated (the Guarantor)
            One Bausch & Lomb Place
    Rochester
    New York 14604
    United States of America

Fax:     +1 585 338 8188
Attn:    Corporate Treasury Operations

  29 January, 2007

  Dear Sirs,

  US$375,000,000 credit agreement dated 29 November 2005 (as amended) between (among others) the Company, the Guarantor and Citibank International plc as facility agent (the Agreement)

1.	Background

(a)	This letter is supplemental to and amends the Agreement.

(b)
Pursuant to Clause 25 (Amendments and Waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)
The provisions of Clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

(c)
Effective Date means 31 January, 2007, provided that the Facility Agent shall have given notification to the Obligors that it has received a copy of this letter countersigned by the Company and the Guarantor.

3.	Amendments

(a)	Subject to subparagraph (b) below, the Agreement will be amended from the Effective Date in accordance with subparagraph (c) below.

(b)	The Agreement will not be amended by this letter unless the Facility Agent has received a copy of this letter countersigned by the Company and the Guarantor on or before the Effective Date.

(c)	The Agreement will be amended as follows:

(i)	Clause 19.5(a) (Cross-default) be amended by deleting the figure “US$50,000,000” and replacing it with the figure “US$70,000,000”;

(ii)	Clause 19.11(a)(ii) (BLIO Matters) of the Agreement shall be amended by deleting the reference to “31 January 2007” in the last line thereof and replacing it with “30 April 2007”;

(iii)	the definition of Confidential Disclosures shall be amended by replacing “16 May, 2006” with “the date of this letter”;

(iv)	the definition of Other Announcements shall be amended as follows:

(i) deleting the word “and” at the end of subparagraph (xxi);

(ii) deleting the full stop after the words "9 November 2006 " at the end of subparagraph (xxii) and replacing it with a semi-colon followed by the word “and”; and

(iii) inserting new subparagraph (xxiii as follows:

"(xxiii) Current Report on Form 8-K, filed 21 December, 2006 (grant of second additional trading period from New York Stock Exchange (NYSE) and compliance with certain NYSE corporate governance disclosure requirements).”; and

(v)	the definition of Waiver Termination Date in Clause 19.11(b) of the Agreement shall be deleted in its entirety and replaced with the following:

                 “Waiver Termination Date means the earlier of:
           (i) 6:00 p.m. (Rochester, New York time) on 30 April, 2007;

(ii) the date (if any) on which the trustee or holders of not less than 25 per cent. of the principal amount of outstanding securities under any series with an outstanding principal amount of at least US$50,000,000 under the Indenture have given to the Guarantor notice that the principal amount of such securities is due and payable immediately;

(ii)the effective date of any Form 25 to strike Guarantor’s securities from listing filed by NYSE with the SEC as a result of Guarantor’s failure to file its 2005 10-K within additional trading periods granted by the NYSE; and

(iii)the date on which the Guarantor’s 2006 annual report on Form 10-K is filed with the SEC.".

4.	Guarantee

  The Guarantor:

(a)	agrees to the amendment of the Agreement as contemplated by this letter; and

(b)	with effect from the Effective Date, confirms that the guarantee given by it under the Agreement will:

(i)	continue in full force and effect; and

(ii)	extend to the liabilities and obligations of the Company to the Finance Parties under the Finance Documents as amended by this letter.

5.	Further Waiver

The provisions of paragraph 4 of the 17 May, 2006 Letter Waiver shall be deleted in its entirety and replaced as follows:

(a)
The Guarantor’s 2005 annual report on Form 10-K will contain financial statements for 2005 and restated financial statements for certain prior periods, including but not limited to the Guarantor’s 2004 fiscal year. Accordingly, in addition to the BLIO Matters and Other Matters not resulting in or constituting a breach of the Agreement or Default during the Waiver Period, as set forth in Clause 19.11(a), the Majority Lenders further agree, upon the filing of that annual report on Form 10-K, in accordance with the terms of this letter, that any representation under Clauses 16.6 (Financial statements) and 16.11 (Compliance with laws) of the Agreement which is incorrect in any material respect, or any breach of the covenants of Clauses 17.2 (Compliance with laws) (as related to filings required by the Trust Indenture Act of 1939 (the “TIA”) for fiscal years 2004 and 2005), 17.7 (Maintenance of accounts) and 17.10 (Reporting requirements) or any Default arising therefrom, with respect to periods covered by the 2005 10-K, shall be permanently and irrevocably waived, to the extent related to the matters described in the BLIO Announcements, Other Announcements or Confidential Disclosures.

(b)
The Guarantor’s 2006 annual report on Form 10-K will contain selected quarterly financial statements for fiscal year 2006. Accordingly, in addition to the BLIO Matters and Other Matters not resulting in or constituting a breach of the Agreement or Default during the Waiver Period, as set forth in Clause 19.11(a), the Majority Lenders further agree, upon the filing of that annual report on Form 10-K, in accordance with the terms of this letter, that any representation under Clause 16.11 (Compliance with laws) of the Agreement which is incorrect in any material respect, or any breach of the covenants of Clauses 17.2 (Compliance with laws) (as related to filings required by the Trust Indenture Act of 1939 (the “TIA”)) for fiscal year 2006, 17.7 (Maintenance of accounts) and 17.10 (Reporting requirements) or any Default arising therefrom, respect to periods covered by 2006 10-K, shall be permanently and irrevocably waived, to the extent related to the matters described in the BLIO Announcements, Other Announcements or Confidential Disclosures.

6.	Amendment fee

(a)
In further consideration for the matters contemplated by this letter, the Company must pay to the Facility Agent for the account of the Lenders which consented on or before the date of this letter to the amendments to the Agreement contemplated by this letter (the Consenting Lenders) a monthly fee equal to 0.10 per cent. of the total Commitments of the Consenting Lenders. The first such monthly fee shall be payable no later than February 1, 2007, and subsequent monthly fees shall be payable no later than March 1, 2007 and April 2, 2007; provided, however, in the event Guarantor files its 2006 Form 10-K on or before February 28, 2007, then it will have not obligation to make the March and April payments, and if the Guarantor files its 2006 Form 10-K on or before March 31, 2007, then it will have no obligation to make the April payment. Payments will be made to the account notified to the Company by the Facility Agent for this purpose.

(b)
All amounts payable under this letter are exclusive of any value added tax or other taxes of any nature and will not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any matter whatsoever and all such payments shall be made free and clear and without deduction for or on account of any present or future taxes, charges, deductions or withholdings.

7.	Miscellaneous

(a)	This letter is a Finance Document and a Fee Letter.

(b)	From the Effective Date, the Agreement and this letter will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)
Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

8.	Governing law

       This letter is governed by English law.

/s/ Casilda Clovis Olu Dada
For
CITIBANK INTERNATIONAL PLC
as Facility Agent for and on behalf of the Finance Parties

Date: 29th January, 2007

We agree with the terms of this letter.

/s/ Efrain Rivera
Efrain Rivera, Vice President & Treasurer
For
BAUSCH & LOMB B.V.

Date: 26th January, 2007

/s/ Stephen C. McCluski
Stephen C. McCluski
Sr. Vice President and CFO
For
BAUSCH & LOMB INCORPORATED

Date: 26th January, 2007